Exhibit 99.1

1-800-FLOWERS.COM(R) Reports Fiscal 2006 Second Quarter Revenue Growth of 21 Percent to $278 Million and GAAP Net Income of $10.3 Million

    CARLE PLACE, N.Y.--(BUSINESS WIRE)--Jan. 26, 2006--
1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS):

    -- Pro forma EPS grew 31 percent to $0.17 compared with $0.13 in the prior year period; GAAP EPS, which for fiscal 2006 includes the impact of stock-based compensation, was $0.16

    -- Online revenues grew 24 percent to $133.4 million while telephonic revenues increased 14 percent to $125.1 million

    1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading florist and multi-channel retailer of thoughtful gifts for all occasions, today reported record revenues of $277.8 million for its fiscal second quarter ended January 1, 2006 representing an increase of 20.8 percent or $47.8 million, compared with revenues of $230 million in the prior-year period. The Company attributed the increase in revenues during the quarter primarily to a strong contribution from its recent acquisitions, particularly in its Food, Wine and Gift Basket category.
    Online revenues increased 23.8 percent to $133.4 million during the quarter while telephonic revenues grew 14.2 percent to $125.1 million. Retail and Fulfillment revenues, which are comprised of the Company's owned and franchised stores, its winery services operations and its Bloomnet(R) florist business, increased 51.6 percent to $19.3 million compared with $12.8 million in the prior year period.
    The Company said sales in its Food, Wine and Gift Basket category grew at a double-digit rate - driven primarily by its Cheryl & Co.(R) brand which was acquired in April of 2005. Sales in the Company's home and garden gift category also grew at a double-digit rate, continuing the rebound it began last year and including the contribution from a product-line extension in weather-themed gifts acquired during the quarter. Overall, specialty gifts represented approximately 70 percent of total revenues during the quarter compared with approximately 66 percent in the prior year period while floral gifts represented approximately 30 percent of total revenues compared with 34 percent in the prior year period.
    Gross profit margin for the quarter grew 40 basis points to 45 percent, compared with 44.6 percent in the prior year period. The increase in gross profit margin was attributed primarily to product mix. The Company's operating expense ratio during the quarter remained essentially unchanged at 38.5 percent, compared with 38.2 percent in the prior year period. This reflects the revenue growth achieved during the quarter largely offset by the Company's stepped-up marketing efforts, begun in January of 2005, its continued investments in its wine operations and Bloomnet(R) florist business and the impact of stock-based compensation.
    As a result of these factors, adjusting to exclude the effect of stock-based compensation, the Company achieved pro forma net income growth of 28.2 percent to $11.2 million compared with $8.7 million or earnings per share growth of 30.8 percent to $0.17 compared with $0.13 in the prior year period. The Company believes pro forma earnings provide a meaningful measure of year-to-year period comparative performance; however, its use and corresponding per share results do not lessen the importance of comparable GAAP results. (A table reconciling pro forma results to GAAP results is included in the tables attached to this release.) Including the net effect of stock-based compensation, the Company's GAAP net income for the quarter was $10.3 million or $0.16 per share.
    During the fiscal second quarter, the Company attracted 1.3 million new customers, 57 percent of whom, or 760,000, came to the Company online. These customers were attracted to the Company's "Your Florist of Choice(sm)" marketing message as well as its expanded food, wine and gift basket offerings - a unique combination that provides customers the broadest range of thoughtful gifts for all of their celebratory occasions. More than 2.7 million customers placed orders during the period of which 51 percent were repeat customers. This reflects the Company's ongoing focus on deepening the relationships it has with its existing customers by providing convenient multi-channel access as well as the products and services that make easier for them to connect with the people who are important in their lives.
    Jim McCann, CEO of 1-800-FLOWERS.COM, said, "We are pleased with the better than 20 percent growth achieved during the fiscal second quarter, particularly in light of the ever increasing competitive nature of the year-end holiday shopping season. In particular, our growth during the quarter reflects the success of our strategy to deepen our gift offering, particularly in the food, wine and gift basket gift category where we have already become a major player with revenues anticipated to be more than $100 million for the current fiscal year. This has enabled us to capture an increasing number of new customers as well as maintain our strong repeat-order rate during a holiday period when we are competing with the broadest possible range of gift retailers, both online and store-based."
    McCann noted that, during the quarter, the Company achieved progress in several key business areas:

    -- "We enhanced the growth of our new Cheryl & Co.(R) brand by providing them with access to our collection of leveragable assets, including our extensive online marketing programs and expertise. As a result, more than a third of their revenues for the quarter came online, up significantly compared with the prior year period.

    -- "In home and garden gifts, we achieved continued positive sales improvements which we further enhanced through a product-line extension in weather-related gifts which are both topical and fit the gifting profile of our Plow & Hearth customers.

    -- "We achieved further growth in our Bloomnet(R) florist business where we continued to expand our florist network and began to introduce new products and services designed to help our florist members enhance the growth and profitability of their businesses."

    Company Guidance:

    The Company reiterated its revenue growth guidance of 14-to-16 percent for fiscal 2006 compared with the prior year. In terms of bottom-line results, adjusting for actual results through the first six months of fiscal 2006, the Company said it expects to achieve pro forma earnings growth of approximately 40 percent compared with fiscal 2005. Regarding its current fiscal third quarter, which includes the Valentine holiday; the Company expects the period will represent approximately 21-to-23 percent of full-year revenues.

    About 1-800-FLOWERS.COM(R)

    For more than 25 years, 1-800-FLOWERS.COM Inc. - "Your Florist of Choice(sm)" - has been providing customers around the world with the freshest flowers and finest selection of plants, gift baskets, gourmet foods and confections, and plush stuffed animals perfect for every occasion. 1-800-FLOWERS.COM(R) offers the best of both worlds: exquisite, florist-designed arrangements individually created by some of the nation's top floral artists and hand-delivered the same day, and spectacular fresh flowers shipped from our growers to your door. Customers can shop 1-800-FLOWERS.COM 24 hours a day, 7 days a week via the phone or Internet (1-800-356-9377 or www.1800flowers.com) or by visiting a Company-operated or franchised store. Gift advisors are available 24/7, and fast and reliable delivery is offered same day, any day. As always, 100 percent satisfaction and freshness is guaranteed. The 1-800-FLOWERS.COM collection of brands also includes home decor and garden merchandise from Plow & Hearth(R) (1-800-627-1712 or www.plowandhearth.com); premium popcorn and specialty treats from The Popcorn Factory(R) (1-800-541-2676 or www.thepopcornfactory.com); exceptional cookies and baked gifts from Cheryl&Co.(R) (1-800-443-8124 or www.cherylandco.com); gourmet foods from GreatFood.com(R) (www.greatfood.com); children's gifts from HearthSong(R) (www.hearthsong.com) and Magic Cabin(R) (www.magiccabin.com) and wine gifts from the WineTasting Network(R) (www.ambrosiawine.com and www.winetasting.com). 1-800-FLOWERS.COM, Inc. stock is traded on the NASDAQ market under ticker symbol FLWS.

    Special Note Regarding Forward-Looking Statements:

    A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve its stated forecast for revenue and earnings growth in its fiscal year 2006; its ability to continue to improve its gross margin percentage; its ability to manage its operating expense ratio in line with prior year; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to cost efficiently manage inventories; its ability to cost efficiently integrate its acquired companies and brands; its ability to leverage its operating infrastructure and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release, the scheduled conference call pertaining to fiscal 2006 first quarter results, or Company guidance for fiscal year 2006, and any recordings thereof or in any of its SEC filings except as may be otherwise stated by the Company.

    Conference Call:

    The Company will conduct a conference call to discuss the attached financial results today, Thursday, January 26, 2006, at 11:00 a.m. ET. The conference call will be available via web cast from the Investor Relations section of the Company's website at www.1800flowers.com and through the Thomson StreetEvents Network at www.earnings.com. To listen to the call via the Internet it is recommended that interested parties go to the web site prior to the start time to download and install any necessary audio software. For those unable to listen to the web cast live, an indexed recording of the call will be posted on the Investor Relations section of the Company's web site within twenty four hours of the call's completion. A replay of the call can be accessed via telephone for twenty four hours beginning at 1:00 p.m. ET on the day of the call at: 1-888-286-8010 or 1-617-801-6888
(international); enter replay pass code: 43803378.


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                January 1,    July 3,
                                                   2006         2005
                                               ------------- ---------
                                                 (unaudited)
Assets
Current assets:
     Cash and equivalents                           $60,872   $39,961
     Short-term investments                               -     6,647
     Receivables, net                                15,536    10,619
     Inventories                                     38,967    28,675
     Deferred income taxes                            7,149    10,219
     Prepaid and other                                6,027     5,289
                                               ------------- ---------
     Total current assets                           128,551   101,410

Property, plant and equipment, net                   56,555    50,474
Goodwill                                             67,692    63,219
Other intangibles, net                               14,580    14,215
Deferred income taxes                                17,161    17,161
Other assets                                          6,647     5,473
                                               ------------- ---------
    Total assets                                   $291,186  $251,952
                                               ============= =========

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses          $93,053   $57,121
     Current maturities of long-term debt and
      obligations under capital leases                2,243     2,597
                                               ------------- ---------
     Total current liabilities                       95,296    59,718

Long-term debt and obligations under capital
 leases                                               2,388     3,347
Other liabilities                                     2,606     2,553
                                               ------------- ---------
     Total liabilities                              100,290    65,618
Total stockholders' equity                          190,896   186,334
                                               ------------- ---------
Total liabilities and stockholders' equity         $291,186  $251,952
                                               ============= =========



               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
             Consolidated Statements of Income (Unaudited)
               (In thousands, except for per share data)

                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                January   December  January   December
                                1, 2006   26, 2004  1, 2006   26, 2004
                              ----------- -------- ---------- --------

Net revenues:
 Online                        $133,362  $107,686  $195,635  $160,772
 Telephonic                     125,122   109,570   163,504   147,156
 Retail/fulfillment              19,345    12,758    31,455    19,600
                               --------- --------- --------- ---------

     Total net revenues         277,829   230,014   390,594   327,528

Cost of revenues                152,837   127,402   219,576   185,344
                               --------- --------- --------- ---------

Gross profit                    124,992   102,612   171,018   142,184

Operating expenses:
 Marketing and sales             87,874    72,841   126,098   102,733
 Technology and development       4,797     3,292     9,566     6,396
 General and administrative      10,357     7,954    20,993    15,556
 Depreciation and amortization    3,809     3,770     7,333     7,666
                               --------- --------- --------- ---------

     Total operating expenses   106,837    87,857   163,990   132,351
                               --------- --------- --------- ---------

Operating income                 18,155    14,755     7,028     9,833

Other income (expense):
   Interest income                  141       275       356       657
   Interest expense                (113)     (124)     (197)     (265)
   Other                           (143)       21      (137)       25
                               --------- --------- --------- ---------

Total other income (expense),
 net                               (115)      172        22       417
                               --------- --------- --------- ---------

Income before income taxes       18,040    14,927     7,050    10,250
Income taxes                     (7,704)   (6,223)   (3,340)   (4,256)
                               --------- --------- --------- ---------

Net income                      $10,336    $8,704    $3,710    $5,994
                               ========= ========= ========= =========

Basic and diluted net income
 per common share                 $0.16     $0.13     $0.06     $0.09
                               ========= ========= ========= =========
Weighted average shares used
 in the calculation of net
 income per common share:
          Basic                  65,065    66,061    65,076    66,135
                               ========= ========= ========= =========
          Diluted                66,395    67,637    66,395    67,627
                               ========= ========= ========= =========


Calculation of Net Income Before Share Based Compensation Charge:


Net income                      $10,336    $8,704    $3,710    $5,994
Less: Share based compensation
 expense                            819         -     1,546         -
                               --------- --------- --------- ---------

Net income before share based
 compensation expense           $11,155    $8,704    $5,256    $5,994
                               ========= ========= ========= =========

Basic and diluted net income
 per common share before share
 based compensation expense       $0.17     $0.13     $0.08     $0.09
                               ========= ========= ========= =========




               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
                 Consolidated Statements of Cash Flows
                            (In thousands)
                              (unaudited)

                                                  Six Months Ended
                                               -----------------------
                                               January 1, December 26,
                                                  2006        2004
                                               ---------- ------------

Operating activities:
Net Income                                        $3,710       $5,994
Reconciliation of net income to net cash
 provided by operations:
 Depreciation and amortization                     7,333        7,666
 Deferred income taxes                             3,070        4,256
 Bad debt expense                                    160          146
 Stock based compensation                          1,997            -
 Other non-cash items                                166            -
     Receivables                                  (4,455)     (11,078)
     Inventories                                  (8,190)      (7,719)
     Prepaid and other                               264         (620)
     Accounts payable and accrued expenses        33,334       15,765
     Other assets                                 (1,576)       1,592
     Other liabilities                                54          296
                                               ---------- ------------

 Net cash provided by operating activities        35,867       16,298

Investing activities:
Purchase of investments                                -      (32,866)
Sale of investments                                6,695       40,903
Acquisition of business                           (6,171)      (9,674)
Capital expenditures, net of non-cash
 expenditures                                    (13,083)      (5,653)
Other                                                 86            2
                                               ---------- ------------

 Net cash used in investing activities           (12,473)      (7,288)
Financing activities:
Acquisition of treasury stock                     (1,324)      (2,175)
Proceeds from employee stock options/purchase
 plan                                                179          645
Repayment of notes payable and bank borrowings      (603)        (654)
Payment of capital lease obligations                (735)        (856)
                                               ---------- ------------

 Net cash used in financing activities            (2,483)      (3,040)
                                               ---------- ------------

Net change in cash and equivalents                20,911        5,970
Cash and equivalents:
 Beginning of period                              39,961       80,824
                                               ---------- ------------

 End of period                                   $60,872      $86,794
                                               ========== ============

    CONTACT: 1-800-FLOWERS.COM
             Investor:
             Joseph D. Pititto, 516-237-6131
             invest@1800flowers.com
             or
             Media:
             Jennifer Caccavo, 516-237-4990
             jcaccavo@1800flowers.com